The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259865

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated October 8, 2021)

SPLASH BEVERAGE GROUP, INC.

Shares of Common Stock

Underwriter Warrants to Purchase up to              Shares of Common Stock

We are offering                shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The public offering price of each share of common stock is $          . In addition, in connection with the offering, we are issuing common stock purchase warrants to the representative of the underwriters. These warrants and the shares of common stock issuable upon exercise of the warrants will also be registered pursuant to the registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

Our common stock trades on the NYSE American under the symbol “SBEV”. On February 11, 2022, the last reported sales price of our common stock was $5.36 per share.

Investing in our common stock involves significant risks. Please carefully consider the risks discussed in “Risk Factors” beginning on page S-4 of this prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)

 We have also agreed to issue warrants to purchase 4% of the number of shares of common stock sold in this offering to the representative of the underwriters, to reimburse the representative of the underwriters for certain expenses, and to provide a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative of the underwriters. This prospectus supplement and the accompanying prospectus also covers the warrants issuable to the representative of the underwriters and the shares of our common stock issuable upon exercise of the warrants. See “Underwriting” for a description of the compensation payable to the underwriters.

(2)	The amount of offering proceeds to us presented in this table does not give effect to: (i) the non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative of the underwriters, (ii) exercise of the over-allotment option (if any) we have granted to the underwriters as described below and (iii) the warrants being issued to the representative of the underwriters in this offering.

We have granted a 45-day option to the underwriters to purchase up to            additional shares of common stock solely to cover over allotments, if any.

Delivery of the shares of common stock offered hereby is expected to be made on or about                     , 2022.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus supplement is February      2022

S-I

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the caption “Incorporation of Certain Documents By Reference” in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide you with information other than information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to the offering made pursuant to this prospectus supplement. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The registration statement containing the prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus supplement and the base prospectus. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

S-II

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus. Because this summary provides only a brief overview of the key aspects of the offering, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” beginning on page S-4, “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-7  of this prospectus supplement and under similar sections of the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. As used in this prospectus supplement, unless otherwise indicated, “Splash Beverage Group,” the “Company,” “we,” “our,” “us,” “Splash,” “SBG,” or similar terms refer collectively to Splash Beverage Group, Inc. and its operating subsidiaries.

Company Overview

We manufacture, through third party facilities, and distribute several brands of beverages including both non-alcoholic and spirits brands. We believe the distribution landscape in the beverage industry is changing rapidly as tech-enabled e-commerce business models are thriving. Direct to consumer, office or home solutions are projected to continue to gain traction in the future, and our own e-commerce platform, Qplash, which allows us to purchase local and regional brands for developing a direct line of sales at retail stores, is well positioned to take advantage of this anticipated growth.

Our Strategy

Our strategy is to combine the traditional approach of manufacturing, distributing, and marketing of beverages, but with brands that have a reasonable level of pre-existing brand awareness and market presence, or have attributes that we believe to be purely innovative. These are SBG’s core values. We believe this allows SBG to break through the clutter of numerous brand introductions and dilute risk. This philosophy is applied regardless of whether the brand is 100% owned by SBG or a joint venture. To this end, we intend to own some beverage brands while managing other beverage brands owned by other beverage producers.

For acquisition or joint venture consideration, we prefer to work with brands that already have one or more of the following in place:

●	Some level of preexisting brand awareness

●	Regional presence that can be expanded

●	Licensing an existing brand name (TapouT for example)

●	Add to an underdeveloped and/or growing category

●	Innovation to an existing attractive category (such as flavored tequila)

In the ordinary course of business, we engage in continual review of opportunities to acquire existing brands and other assets or to acquire or partner with companies that hold existing brands. We currently, and generally at any time, have acquisition and partnering opportunities in various stages of active review (none of which are currently definitive or probable of consummation), including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of financial and other confidential information, submission of indications of interest, participation in preliminary discussions and negotiations and involvement as a bidder in competitive processes.

Products

We produce, distribute and market two beverages’ brands: “TapouT Performance”, a hydration and recovery isotonic sport drink and SALT Naturally Flavored Tequila (“SALT”), a 100% agave 80 proof line of flavored tequilas.

Copa di Vino Wine Group, Inc.

On December 28, 2020, we completed the acquisition of Copa di Vino Corporation (“Copa di Vino”), the leading producer of premium wine by the glass in the United States.

Through our acquisition of Copa di Vino, we are now able to offer seven varietals of wine: Pinot Grigio, Riesling, Merlot, Chardonnay, White Zinfandel, Moscato, and Cabernet Sauvignon. In addition to its wine varietals, Copa di Vino also produces Pulpoloco, a sangria which is encased in a 100% biodegradable can made from paper.

E-commerce

“Qplash” is our consumer-packaged goods retail division and our first entry point into the growing e-commerce channel. The division sells beverages and groceries online through www.qplash.com, and third-party storefronts such as Amazon.com and Walmart.com.

Canfield Medical Supply, Inc.

Canfield Medical Supply, Inc., a provider of home medical equipment, supplies and services is a legacy business. In December 2020, management announced our plan to discontinue CMS.

Our Competitive Strengths

We believe the following competitive strengths contribute to the Company’s success and differentiate us from our competitors:

●	An established distribution network through global sales channels;

●	A hybrid distribution model that leverages multiple routes to market, including national chains, independent local markets and regional chains, and specialty food and convenience stores;

●	Long-term relationships with retailers and the establishment of chains;

●	Premium customer service;

●	Dynamic and sustainable product offerings of natural quality and freshness with health benefits;

●	A highly experienced management team;

●	Strategically selected, dedicated sales professionals;

●	Qplash, our e-commerce platform, which provides us instant coast to coast coverage and our own fully integrated distribution platform for all of our beverage categories;

●	Ability to execute and distribute across many geographies, on behalf of our licensed brand portfolio;

●	Strong brand awareness through partnerships and acquisitions of brands that have pre-existing brand awareness or are viewed as truly innovative; and

●	Celebrity and professional athlete endorsement of our brands.

Employees

We have eight full-time employees, including non-officer employees and our executive officers, and we retain the services of additional personnel on an independent contractor basis. We do not have any part-time employees but work with several consultants.

Listing on the NYSE American

Until June 10, 2021 our common stock was quoted on the OTCQB under the symbol “SBEV”. As of June 11, 2021 our common stock and warrants to purchase common stock at an exercise price of $4.60 per share were listed on the NYSE American under the symbols “SBEV” and “SBEV WS”, respectively.

Corporate Information

Our principal offices are located at 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Our main telephone number is (954) 745-5815. Our website address is www.splashbeveragegroup.com. We have not incorporated by reference into this prospectus what can be accessed through our website and you should not consider it to be part of this prospectus. The Company anticipates that its Chief Financial Officer, Dean Huge, will be resigning from his position with the Company within the next week in order to pursue other endeavors. Mr. Huge is not stepping down as a result of any dispute with the Company.

THE OFFERING

Shares of Common Stock Offered Hereby	shares of common stock (or shares of common stock if the underwriters exercise their over-allotment option in full).

Underwriter Warrants Offered Hereby	Pursuant to this prospectus supplement and the accompanying prospectus, we will issue the representative of the underwriters (or its designees) warrants to purchase up to shares of common stock (or if the underwriters exercise their over-allotment option in full, up to shares of common stock) as part of the compensation payable to the underwriters in connection with this offering. See “Underwriting.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. We do not intend to apply for listing of the warrants on the NYSE American or on any national securities or other national recognized trading system.

Common Stock to be Outstanding after this Offering	shares (or shares, if the underwriters exercise their over-allotment option in full).

Overallotment Option	We have granted the underwriters a 45-day option to purchase shares of common stock, representing up to 15% of the shares of common stock sold in the offering.

Use of Proceeds	We estimate that our net proceeds from the sale of securities in this offering will be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use net proceeds from this offering for working capital and general corporate purposes, including potential acquisitions, operating expenses and repayment of debt. Additionally, we may use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. For additional information on the use of proceeds, please see “Use of Proceeds.”

NYSE American Symbol	Our common stock is listed on the NYSE American under the symbol “SBEV”.

Risk Factors	An investment in our common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-4 of this prospectus supplement, elsewhere in this prospectus supplement and the accompanying prospectus, and the information we incorporate by reference, before making your investment decision.

The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on 34,093,735 shares of common stock outstanding as of January 31, 2022, which does not reflect the potential issuance of up to 1,252,970 shares of common stock upon the exercise of outstanding stock options under our equity incentive plans and up to 11,163,834 shares upon the exercise of outstanding warrants. Except as otherwise indicated, the information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock, (ii) no exercise of the warrants issued to the representative of the underwriters, and (iii) no exercise of the stock options or warrants described above.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision about our common stock, you should carefully consider the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and in our periodic and current reports filed with the SEC that are incorporated by reference herein, including the “Risk Factors” set forth in our Annual Report on Form 10-K filed with the SEC on March 8, 2021, together with all of the other information appearing or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

The impact of COVID-19 continues to create considerable uncertainty for our business.

Our operations continue to expose us to risks associated with the COVID-19 outbreak. Authorities around the world have implemented numerous measures to try to reduce the spread of the virus and such measures have impacted and continue to impact us, our business partners, and consumers. While some of these measures have been lifted or eased in certain jurisdictions, other jurisdictions have seen a resurgence of COVID-19 cases resulting in reinstitution or expansion of such measures.

We have seen and could continue to see changes in consumer demand as a result of COVID-19, including the inability of consumers to purchase our products due to illness, quarantine or other restrictions, store closures, or financial hardship. We also continue to see shifts in product and channel preferences, particularly an increase in demand in the e-commerce channel, which has impacted and could continue to impact our sales and profitability. Reduced demand for our products or changes in consumer purchasing patterns, as well as continued economic uncertainty, can adversely affect our customers’ financial condition, which can result in bankruptcy filings and/or an inability to pay for our products. In addition, we may also continue to experience business disruptions as a result of COVID-19, resulting from temporary closures of our facilities or facilities of our business partners or the inability of a significant portion of our or our business partners’ workforce to work because of illness, quarantine, or travel or other governmental restrictions. Any sustained interruption in our or our business partners’ operations, distribution network or supply chain or any significant continuous shortage of raw materials or other supplies, including personal protective equipment or sanitization products, can negatively impact our business. We have also incurred, and expect to continue to incur, increased employee and operating costs as a result of COVID-19, which have negatively impacted and may continue to negatively impact our profitability. Also, continued economic uncertainty associated with the COVID-19 outbreak has resulted in volatility in the global capital and credit markets which can impair our ability to access these markets on terms commercially acceptable to us, or at all.

The impact of COVID-19 has heightened, or in some cases manifested, certain of the other risks discussed herein. The extent of the impact of the COVID-19 outbreak on our business remains uncertain and will continue to depend on numerous evolving factors that we are not able to accurately predict and which will vary by jurisdiction and market, including the duration and scope of the pandemic, the development and availability of effective treatments and vaccines, global economic conditions during and after the pandemic, governmental actions that have been taken, or may be taken in the future, in response to the pandemic, and changes in consumer behavior in response to the pandemic, some of which may be more than just temporary.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $ per share and the pro forma net tangible book value of the common stock of $ per share as of September 30, 2021 (see “Dilution” below), if you purchase shares of common stock in this offering, you will suffer dilution of $        per share in the net tangible book value of the common stock which is $         per share following the offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of common stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

From time to time, certain of our stockholders may be eligible to sell all or some of their common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of “blank check” preferred stock, with no par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of December 31, 2021 our ten (10) largest shareholders own or controlled approximately 59.1% of our outstanding common stock. If those stockholders act together, they would have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

There can be no assurances that our common stock will not be subject to potential delisting if we do not continue to maintain the listing requirements of the NYSE American.

Since June 11, 2021, our common stock has been listed on the NYSE American, under the symbol “SBEV”. The NYSE American has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the NYSE American), would make it more difficult for shareholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

Our common stock could be further diluted as the result of the issuance of additional common stock, convertible securities, warrants or options.

Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, result in a reduction in the overall percentage holdings of our stockholders, could put downward pressure on the market price of our common stock, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional common stock to certain of our stockholders.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

 You should consult your independent tax advisor regarding any tax matters arising with respect to any investment in our securities.

All prospective purchasers of our securities are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of our securities.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the use of proceeds from this offering, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential acquisitions or collaborations.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

Some risks inherent in the beverage industry include, among others:

●	Economic, political, social or other developments in countries and markets in which we operate, which may contribute to a reduction in demand for our products, adverse impacts on our customer, supplier and/or financial counterparties, or the imposition of import, investment or currency restrictions (including the potential impact of any global, regional or local trade wars or any tariffs, duties or other restrictions or barriers imposed on the import or export of goods between territories, including but not limited to, imports into and exports from the United States, Canada, Mexico, certain South American countries, the United Kingdom and/or the European Union);

●	Any litigation or other similar proceedings (including with tax, customs, competition, environmental, anti-corruption or other regulatory authorities), including litigation directed at the beverage alcohol industry generally or at the Company in particular;

●	Changes in the domestic and international tax environment, leading to uncertainty around the application of existing and new tax laws and unexpected tax exposures;

●	The effects of climate change, or legal, regulatory or market measures intended to address climate change, on our business;

●	Changes in the cost of production, including as a result of increases in the cost of commodities, labor and/or energy or as a result of inflation;

●	Legal and regulatory developments, including changes in regulations relating to production, distribution, importation, marketing, advertising, sales, pricing, labeling, packaging, product liability, antitrust, labor, compliance and control systems, environmental issues and/or data privacy;

●	Increased competitive product and pricing pressures, including as a result of actions by increasingly consolidated competitors or increased competition from regional and local companies, that could negatively impact our market share, distribution network, costs and/or pricing;

●	Contamination, counterfeiting or other circumstances which could harm the level of customer support for our brands and adversely impact our sales;

●	Any disruption to production facilities, business service centers or information systems, including as a result of cyber-attacks;

●	Increased costs for, or shortages of, talent, as well as labor strikes or disputes;

●	Our ability to renew supply, distribution, manufacturing or license agreements (or related rights) and licenses on favorable terms, or at all, when they expire;

●	Any failure by us to protect our intellectual property rights;

●	Our business is subject to many regulations and noncompliance is costly;

●	Significant additional labeling or warning requirements may inhibit sales of affected products;

●	Climate change may negatively affect our business;

●	Water scarcity and poor quality could negatively impact our costs and capacity;

●	Fluctuations in quantity and quality of grape supply could adversely affect our business;

●	Contamination of our wines could harm our business; and

●	The other risks set forth herein under the caption “Risk Factors.”

Forward-looking statements speak only as of the date of this prospectus supplement. You should not put undue reliance on any forward- looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and in the documents that we include in or incorporate by reference into this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Report for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and our subsequent Exchange Act filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $         million from the sale of the shares of common stock in this offering, or approximately $        million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, in either case assuming no exercise of the warrants issued to the representative of the underwriters.

We intend to use net proceeds from this offering for working capital and general corporate purposes, including potential acquisitions, operating expenses and repayment of debt. Additionally, we may use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization, as of September 30, 2021:

●	on an actual basis; and

●	on a pro forma basis to reflect the issuance and sale by us of shares of our common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

	As of September 30, 2021
	Actual (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$8,144,171	$

Capitalization:
Related party notes payable – noncurrent	—
Notes payable – noncurrent	1,148,751
Liability to issue common stock	1,980,000
	3,128,751
Stockholders’ equity:
Common Stock, no par value, 150,000,000 shares authorized, 32,618,735 shares issued and outstanding, pro forma shares issued and outstanding	32,619
Additional paid in capital	94,681,747
Accumulated deficit	(84,762,448)
Total stockholders’ equity	9,951,917
Total capitalization	$13,080,668	$

The number of shares of our common stock to be outstanding upon completion of this offering is based on 32,618,735 shares of our common stock outstanding as of September 30, 2021, and excludes:

●	1,065,000 shares of common stock issuable upon exercise of stock options outstanding; and
●	10,098,834 shares of common stock issuable upon exercise of warrants outstanding.

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering.

Our net tangible book value deficit as of September 30, 2021 was $4,279,095, or $0.13 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of our common stock in this offering (assuming no exercise of the warrants issued to the representative of the underwriters), at a public offering price of $                           , our pro forma net tangible book value as of September 30, 2021 would have been $                      million, or $                          per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and an immediate dilution of $                 per share to new investors purchasing shares of our common stock.

The following table illustrates this calculation on a per share basis.

OFFERING
Public offering price per share	$

Pro forma net tangible book value (deficit) before offering	$

Increase in pro form net tangible book value attributable to new investors	$

Pro forma as adjusted net tangible book value after offering	$

Dilution in pro forma net tangible book value to new investors	$

The number of shares of our common stock to be outstanding as shown above is based on 32,618,735 shares outstanding as September 30, 2021, and excludes as of that date:

●	10,098,834 shares of our common stock issuable upon the exercise of stock warrants outstanding as of September 30, 2021, at a weighted average exercise price of $ per share;

●	1,065,000 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2021, at a weighted average exercise price of $2.60 per share; and

●	automatic increases in the number of shares of our common stock reserved for future issuance under the Splash Beverage Group, Inc. 2020 Incentive Plan.

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $         per share, the as adjusted net tangible book value after giving effect to issuances of common stock after September 30, 2021, on a pro forma basis, and offering would be $         per share, representing an increase in net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $         per share to purchasers in this offering at the public offering price.

To the extent that options and warrants outstanding as of September 30, 2021 have been or may be exercised or other shares are issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock. The material terms and provisions of our common stock are described under the captions “Description of Capital Stock” beginning on page 5 of the accompanying prospectus.

Representative’s Warrants

We are also registering hereunder the warrants issuable to the representative of the underwriters (the “Representative’s Warrants”) and the shares of common stock issuable upon exercise thereof which we have agreed to grant as partial consideration for the underwriting services. The Representative’s Warrants are exercisable for a number of our shares equal to 4% of the aggregate number of shares of common stock sold in this offering. The Representative’s Warrants will have an exercise price of $          per share (110% of the public offering price per share). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days after the date of commencement of sales in this offering. The Representative’s Warrants are exercisable on a cashless basis if there is not an effective registration statement covering the Representative’s Warrants or resale of the shares of common stock issuable upon exercise of the Representative’s Warrants and they contain customary adjustment for stock splits and the like.

The foregoing summary of certain terms and provisions of the Representative’s Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative’s Warrants, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See also “Underwriting” on page S-11 of this prospectus for more information regarding the Representative’s Warrants.

UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC is the representative of each of the underwriters named below (the “Representative”). Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to issue and sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock listed opposite its name below.

Underwriter	Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Joseph Gunnar & Co. LLC
Total

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount, Commissions and Expenses

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters of their overallotment option.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Nonaccountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the Representative.

The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $        , which includes legal, accounting and printing costs, expenses incurred and various other fees associated with the registration and listing of our common stock. We have also agreed to pay the expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters’ counsel legal fees, up to an aggregate $          .

We have also agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received from the sale of shares of common stock in this offering. The non-accountable expense allowance will be paid through a deduction from the net proceeds of the offering.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase up to an aggregate of           additional shares of common stock (equal to 15% of the common stock sold in the offering), at the public offering price per share, less underwriting discount, solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative as compensation warrants to purchase a number of shares of common stock equal to 4% of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 110% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days after the date of commencement of sales in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The Representative (or permitted assignees under Rule 5110(e)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.

Right of First Refusal

Following the closing of this offering, provided that the shares are sold in accordance with the terms of the underwriting agreement, the Representative will have an irrevocable right of first refusal, for a period of nine (9) months after the date this offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for certain public and private equity and debt offering (other than equity issued for the purpose of acquisitions or strategic transactions), during such nine (9) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary for such transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Other than with respect to certain issuances (including equity issued for the purpose of acquisitions or strategic transactions), without the prior consent of the Representative, we and our officers and directors will not for a period of 90 days after the date of this prospectus supplement, other than with respect to the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than with respect to a registration statement on Form S-8 or S-4; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the Representative may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise.

Neither us nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither us nor any of the underwriters make any representation that the Representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Shareowner Services. The transfer agent’s address is 1110 Centre Point Curve #101, Mendota, Minnesota 55120.

Listing on the NYSE American

Our common stock is listed on NYSE American under the symbol “SBEV.” .

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of our common stock and the Representative’s Warrants offered by this prospectus supplement will be passed upon by Sichenzia Ross Ference LLP, as counsel for the Company. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company. The underwriters are represented by Hogan Lovells US LLP.

EXPERTS

The audited financial statements of Splash Beverage Group, Inc. at December 31, 2020 and 2019 appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Daszkal Bolton LLP independent registered public accountants, as stated in their report which is incorporated by reference in this prospectus supplement.

The financial statements of Copa di Vino Corporation as of and for the years ended December 31, 2019 and 2018 have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern), as stated in their audit report which is incorporated by reference in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www. Splashbeveragegroup.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www. Splashbeveragegroup.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 2, 2021, February 12, 2021, March 2, 2021, April 23, 2021, May 17, 2017, June 15, 2021, October 13, 2021 and November 15, 2021 (other than any portions thereof deemed furnished and not filed);

●	Our Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2021 which was filed with the SEC on November 15, 2021;

●	Our Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2021 which was filed with the SEC on August 16, 2021;

●	Our Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2021 which was filed with the SEC on May 12, 2021 as amended by the Form 10-Q/A which was filed with the SEC on May 26, 2021;

●	Our Current Report on Form 8-K/A filed with the SEC on February 12, 2021; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 2021 (File No. 001-40471), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:   Splash Beverage Group, Inc., 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301, Attention Chief Financial Officer.

PROSPECTUS

$200,000,000

SPLASH BEVERAGE GROUP, INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $200,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American under the symbol “SBEV.” Warrants to purchase shares of our Common Stock at an exercise price of $4.60 per share are traded on the NYSE American under the Symbol SBEV. On September 23, 2021, the last reported sales price for our common stock was $2.34 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE American or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $78,703,200 million which was calculated based on 23,148,000 shares of outstanding common stock held by non-affiliates as of September 17, 2021, and a price per share of $ 3.40, the closing price of our common stock on August 11, 2021.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page , in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 8, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $ 200,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Splash Beverage Group,” the “Company,” “SBG,” “we,” “our,” or “us” or “Splash” in this prospectus refer to Splash Beverage Group, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the use of proceeds from this offering, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential acquisitions or collaborations.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

Some risks inherent in the beverage industry include, among others:

1

●	Economic, political, social or other developments in countries and markets in which we operate, which may contribute to a reduction in demand for our products, adverse impacts on our customer, supplier and/or financial counterparties, or the imposition of import, investment or currency restrictions (including the potential impact of any global, regional or local trade wars or any tariffs, duties or other restrictions or barriers imposed on the import or export of goods between territories, including but not limited to, imports into and exports from the United States, Canada, Mexico, certain South American countries, the United Kingdom and/or the European Union);

●	Any litigation or other similar proceedings (including with tax, customs, competition, environmental, anti-corruption or other regulatory authorities), including litigation directed at the beverage alcohol industry generally or at the Company in particular;

●	Changes in the domestic and international tax environment, leading to uncertainty around the application of existing and new tax laws and unexpected tax exposures;

●	The effects of climate change, or legal, regulatory or market measures intended to address climate change, on our business;

●	Changes in the cost of production, including as a result of increases in the cost of commodities, labor and/or energy or as a result of inflation;

●	Legal and regulatory developments, including changes in regulations relating to production, distribution, importation, marketing, advertising, sales, pricing, labeling, packaging, product liability, antitrust, labor, compliance and control systems, environmental issues and/or data privacy;

●	Increased competitive product and pricing pressures, including as a result of actions by increasingly consolidated competitors or increased competition from regional and local companies, that could negatively impact our market share, distribution network, costs and/or pricing;

●	Contamination, counterfeiting or other circumstances which could harm the level of customer support for our brands and adversely impact our sales;

●	Any disruption to production facilities, business service centers or information systems, including as a result of cyber-attacks;

●	Increased costs for, or shortages of, talent, as well as labor strikes or disputes;

●	Our ability to renew supply, distribution, manufacturing or license agreements (or related rights) and licenses on favorable terms, or at all, when they expire;

●	Any failure by us to protect our intellectual property rights;

●	Our business is subject to many regulations and noncompliance is costly;

●	Significant additional labeling or warning requirements may inhibit sales of affected products;

●	Climate change may negatively affect our business;

●	Water scarcity and poor quality could negatively impact our costs and capacity;

●	Fluctuations in quantity and quality of grape supply could adversely affect our business;

●	Contamination of our wines could harm our business; and

●	The other risks set forth herein under the caption “Risk Factors.”

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward- looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition to the risk factors set forth above, the factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

ABOUT SPLASH BEVERAGE GROUP, INC.

Company Overview

We manufacture, through third party facilities, and distribute several brands of beverages including both non-alcoholic and spirits brands. We believe the distribution landscape in the beverage industry is changing rapidly as tech-enabled e-commerce business models are thriving. Direct to consumer, office or home solutions are projected to continue to gain traction in the future, and our own e-commerce platform, Qplash, which allows us to purchase local and regional brands for developing a direct line of sales at retail stores, is well positioned to take advantage of this anticipated growth.

Our Strategy

Our strategy is to combine the traditional approach of manufacturing, distributing, and marketing of beverages, but with brands that have a reasonable level of pre-existing brand awareness and market presence, or have attributes that we believe to be purely innovative. These are SBG’s core values. We believe this allows SBG to break through the clutter of numerous brand introductions and dilute risk. This philosophy is applied regardless of whether the brand is 100% owned by SBG or a joint venture. To this end, we intend to own some beverage brands while managing other beverage brands owned by other beverage producers.

For acquisition or joint venture consideration, we prefer to work with brands that already have one or more of the following in place:

●	Some level of preexisting brand awareness

●	Regional presence that can be expanded

●	Licensing an existing brand name (TapouT for example)

●	Add to an underdeveloped and/or growing category

●	Innovation to an existing attractive category (such as flavored tequila)

Products

We produce, distribute and market two beverages’ brands: “TapouT Performance”, a hydration and recovery isotonic sport drink and SALT Naturally Flavored Tequila (“SALT”), a 100% agave 80 proof line of flavored tequilas.

Copa di Vino Wine Group, Inc.

On December 28, 2020, we completed the acquisition of Copa di Vino Corporation (“Copa di Vino”), the leading producer of premium wine by the glass in the United States.

Through our acquisition of Copa di Vino, we are now able to offer seven varietals of wine: Pinot Grigio, Riesling, Merlot, Chardonnay, White Zinfandel, Moscato, and Cabernet Sauvignon. In addition to its wine varietals, Copa di Vino also produces Pulpoloco, a sangria which is encased in a 100% biodegradable can made from paper.

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E-commerce

“Qplash” is our consumer-packaged goods retail division and our first entry point into the growing e-commerce channel. The division sells beverages and groceries online through www.qplash.com, and third-party storefronts such as Amazon.com and Walmart.com.

Canfield Medical Supply, Inc.

Canfield Medical Supply, Inc., a provider of home medical equipment, supplies and services is a legacy business. In December 2020, management announced our plan to discontinue CMS.

Our Competitive Strengths

We believe the following competitive strengths contribute to the Company’s success and differentiate us from our competitors:

●	An established distribution network through global sales channels;

●	A hybrid distribution model that leverages multiple routes to market, including national chains, independent local markets and regional chains, and specialty food and convenience stores;

●	Long-term relationships with retailers and the establishment of chains;

●	Premium customer service;

●	Dynamic and sustainable product offerings of natural quality and freshness with health benefits;

●	A highly experienced management team;

●	Strategically selected, dedicated sales professionals;

●	Qplash, our e-commerce platform, which provides us instant coast to coast coverage and our own fully integrated distribution platform for all of our beverage categories;

●	Ability to execute and distribute across many geographies, on behalf of our licensed brand portfolio;

●	Strong brand awareness through partnerships and acquisitions of brands that have pre-existing brand awareness or are viewed as truly innovative; and

●	Celebrity and professional athlete endorsement of our brands.

Employees

We have eight full-time employees, including non-officer employees and our executive officers, and we retain the services of additional personnel on an independent contractor basis. We do not have any part-time employees but work with several consultants.

Listing on the NYSE American

Until June 10, 2021 our common stock was quoted on the OTCQB under the symbol “SBEV”. As of June 11, 2021 our common stock and warrants to purchase warrants at an exercise price of $4.60 per share were listed on the NYSE American under the symbols “SBEV” and “SBEV WS”, respectively.

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Corporate Information

Our principal offices are located at 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Our main telephone number is (954) 745-5815. Our website address is www.splashbeveragegroup.com. We have not incorporated by reference into this prospectus what can be accessed through our website and you should not consider it to be part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes, including potential acquisitions, operating expenses and repayment of debt. Additionally, we may use a portion of the net proceeds from the securities under this prospectus to in-license, acquire or invest in complementary businesses, technologies, products or assets.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value to have such preferences as our Board may determine from time to time. As of September 28, 2021, a total of 30,522,827 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

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Common Stock

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

We are authorized to issue up to 5,00,000 shares of preferred stock, no par value per share, from time to time in one or more series.

Our articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such classes and preferences as the Board of Directors may determine from time to time. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NYSE American or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Shareowner Services. The transfer agent’s address is 1110 Centre Point Curve #101, Mendota, MN 55120.

Listing

Our common stock and warrants to purchase shares of common stock at $4.60 per share are listed on the NYSE American under the symbols “SBEV” and “SBEV WS” respectively.

DESCRIPTION OF WARRANTS

As of June 15, 2021, we issued warrants to purchase 4,312,500 shares of common stock at an exercise of 4.60 per share (the “June 2021). The warrants are exercisable immediately. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant is currently exercisable and will expire on June 15, 2026. The terms of the warrants are governed by a Warrant Agent Agreement, dated as of June 15, 2021, between us and Equiniti Trust Company as the warrant agent.

In addition to the June 2021 Warrants, we may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

 Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The audited financial statements of Splash Beverage Group, Inc. at December 31, 2020 and 2019 appearing in Splash Beverage Group’s Annual Report on From 10-K for the year ended December 31, 2021 have been audited by of Daszkal Bolton LLP independent registered public accountants, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Copa di Vino Corporation as of and for the years ended December 31, 2019 and 2018 appearing in Splash Beverage Group’s Current Report on From 8-K /A which was filed by the Company with the Securities and Exchange Commission on February 12, 2021 have been audited by Moss Adams LLP, independent auditors, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 2, 2021, March 2, 2021, April 23, 2021, May 14, 2021, May 17, 2017, June 8, 2021, June 15, 2021, July 1, 2021 and August 18, 2021;

●	Our Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2021 which filed with the SEC on which was filed with the SEC on May 12, 2021 as amended by the Form 10-Q/A which was filed with the SEC on May 26, 2021;

●	Our Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 16, 2021;

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●	Our Current Report on Form 8-K/A filed with the SEC on February 12, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 2021 (File No. 001-40471), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Dean Huge, Splash Beverage Group, Inc., 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301; Telephone number (954) 745-5815.

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SPLASH BEVERAGE GROUP, INC.

Shares of Common Stock

Underwriter Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

, 2022

EF HUTTON

division of Benchmark Investments, LLC